Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Marc A. Stefanski, Chairman of the Board, President and Chief Executive Officer and David S. Huffman, Chief Financial Officer and Secretary of TFS Financial Corporation (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the annual report on Form 10-K for the year ended September 30, 2011 and that to the best of his knowledge:

(1) the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 29, 2011	/S/ MARC A. STEFANSKI
Marc A. Stefanski
Chairman of the Board, President and Chief Executive Officer

Dated: November 29, 2011	/S/ DAVID S. HUFFMAN
David S. Huffman
Chief Financial Officer and Secretary

A signed original of this written statement required by Section 906 has been provided to TFS Financial Corporation and will be retained by TFS Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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